Gold Flora Reports on Voting Results from a Special Meeting of Stockholders

Costa Mesa, CA – November 27, 2024 - Gold Flora Corporation, ("Gold Flora" or the "Company") (Cboe Canada: GRAM) (OTCQB: GRAM) a leading vertically-integrated California cannabis company, today announced the results of a Special Meeting of Stockholders (the "Meeting") held today via live online webcast. Each of the matters voted upon at the Meeting are discussed in detail in the Company's proxy statement filed with the Securities and Exchange Commission on November 4, 2024, which is available online under the Company's profile on SEDAR+ (www.sedarplus.ca) and on EDGAR (https://www.sec.gov/edgar).

A total of 158,345,501 votes were cast or represented by proxy at the Meeting, representing approximately 55.04% of the outstanding shares of common stock of the Company (“Common Stock”) as of October 29, 2024, the record date for the Meeting.

The proposal to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the shares of Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-50, with the exact ratio of, effective time of and decision to implement the reverse stock split to be determined by the Board of Directors (the “Reverse Stock Split”), was approved by a majority of the outstanding shares of Common Stock with 148,323,339 votes in favor of the Reverse Stock Split, 9,951,507 votes against the Reverse Stock Split, and 70,655 votes abstaining from the vote.

The proposal to approve the potential issuance of shares (calculated on a fully-diluted basis) in excess of 25% of the total number of shares of Common Stock outstanding pursuant to the conversion of certain promissory notes issued pursuant to a loan agreement between the Company and J.J. Astor & Co (the “Potential Conversion Issuance”), was approved by a majority of the votes cast at the Meeting with 113,427,880 votes in favor of the Potential Conversion Issuance, 3,956,051 votes against the Potential Conversion Issuance, and 2,492,590 votes abstaining from the vote.

The proposal to approve an adjournment of the Meeting in order to solicit additional proxies if there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Meeting (the “Adjournment Proposal”) was approved by a majority of the votes cast at the Meeting with 146,494,305 votes in favor of the Adjournment Proposal 9,390,364 votes against the Potential Conversion Issuance, and 2,460,832 votes abstaining from the vote. However, no such adjournment was required as the Reverse Stock Split and Potential Conversion Issuance proposals were both approved.

About Gold Flora Corporation

Gold Flora Corporation is a female founder led, vertically-integrated cannabis leader that owns and operates multiple premium indoor cannabis cultivation facilities, 16 retail dispensaries in strategic geographies, a distribution business selling first party and third party brands into hundreds of dispensaries across California, and a robust portfolio of cannabis brands and SKUs aimed at different consumer segments, including Gramlin, one of the fastest growing brands in the state across the key categories of flower, vapes, concentrates, and prerolls. The Company’s retail operations include Airfield Supply Company, Caliva, Coastal, Calma, King's Crew, Varda, Deli, and Higher Level dispensaries, and its distribution company operates under the name Stately Distribution.

Gold Flora Corporation’s indoor cultivation canopy currently comprises approximately 107,000 square feet across three facilities in its Desert Hot Springs campus and two San Jose cultivation facilities. In addition, the Company has entered into leases for two state-of-the-art indoor cultivation facilities in Palm Springs, with 53,000 square feet of canopy to start operation once licensing is complete. The Company also has the option to expand further in the future depending on market demand, with already entitled acreage providing approximately 240,000 square feet of canopy. The Desert Hot Springs campus also houses the

Company's manufacturing and extraction facilities and Stately Distribution. This centralized location provides for optimal security and logistics benefits and protects the product as it moves though the Company's larger pipeline.

With hubs throughout the state, the Company distributes many prominent brands, including its own premium lines of Gramlin, Gold Flora, Cruisers, Caliva, Roll Bleezy, Aviation Cannabis, Jetfuel Cannabis, Mirayo by Santana, and Monogram. Third party brands are increasingly contacting the Company in search of reliable input sources and established distribution.

References to information included on, or accessible through, websites and social media platforms do not constitute incorporation herein by reference of the information contained at or available through such websites or social media platforms, and the reader should not consider such information to be part of this press release.

For the latest news, activities, and media coverage, please visit www.goldflora.com.

Forward Looking Statements

This press release contains "forward-looking information" within the meaning of applicable Canadian securities legislation and the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, estimates and beliefs, and may include statements regarding Gold Flora's expected financial condition and performance, the current and projected market, and growth opportunities for the company. Words such as "will," “potential” and "intends," or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward–looking statements are based on Gold Flora's current projections and expectations about future events and financial trends that it believes might affect its financial condition, results of operations, prospects, business strategy and financial needs, and on certain assumptions and analysis made by it in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements to be materially different from future events, results, performance, and achievements expressed or implied by forward looking information and statements herein. Although Gold Flora believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, Gold Flora does not assume any obligation to update or revise any forward-looking information or statements contained herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking information and statements herein, whether as a result of new information, future events or results, or otherwise.

Gold Flora Corporation Inc.
Laurie Holcomb, Chairman & CEO
+1 (949) 252-1908 ext.300

Investor Contact
ir@goldflora.com